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                                                                    EXHIBIT 23.1

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Amphenol Corporation of our report dated January 14, 1997, except as to Note 12, which is as of January 23, 1997 appearing on page 21 of Amphenol Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1996.

Hartford, Connecticut

April 11, 1997

/s/  PRICE WATERHOUSE LLP